Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Andrew Lipsman
comScore, Inc.
+1 (312) 775-6510
press@comscore.com
comScore Acquires Nedstat, Global Analytics and Online Optimization Provider
Acquisition Adds New Products and Capabilities to “Unified Digital Measurement” Platform
RESTON, VA, September 1, 2010 — comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced that it has acquired Nedstat, a leading provider of web analytics and innovative video measurement solutions for approximately $36.7 million. Headquartered in Amsterdam, the Netherlands, Nedstat offers world class technology that helps organizations optimize customer experiences and maximize the return on digital media investments. With the Nedstat technology installed on thousands of sites, the acquisition helps comScore accelerate its global expansion strategy, particularly in European markets, and strengthens comScore’s Unified Digital Measurement™ (UDM) platform, which combines panel-based audience measurement with census-level data collection to provide a holistic view of digital consumer behavior.
“The acquisition of Nedstat is another important step towards fulfilling our vision of making the Unified Digital Measurement platform the global standard for digital measurement,” said Dr. Magid Abraham, comScore President & CEO. “In addition, our clients are asking for a new class of business applications to maximize the monetization of their audiences using the UDM data we already collect. The Nedstat platform helps us deliver substantial additional value to clients, expand existing customer relationships, and broaden the scope of our addressable market by adding new and unique digital business analytics to comScore’s offerings. Nedstat clients have benefited over the years from the platform’s detailed and flexible analytical tools and elegant user-experience. We are committed to using Nedstat’s technology to develop new applications, greater scalability, a more expansive data set, and a unified and consistent view of audience statistics, all of which we think will help generate actionable insights that can lead to improved business results for customers.”
“We are excited to join forces with comScore, a recognized global leader in digital measurement,” said Michael Kinsbergen, CEO of Nedstat. “comScore’s ‘Unified Digital Measurement’ platform presents a compelling vision of the future of digital measurement, and we are eager to play a vital role in helping to make that vision a reality. We believe that Nedstat web analytics can add substantial value for clients when combined with the existing comScore measurement platform.”

Upon the acquisition, Nedstat became a wholly owned subsidiary of comScore. Mr. Kinsbergen will be helping in the transition and will continue to be involved by joining comScore’s advisory board. In addition, Fred Appelman, Nedstat’s Chief Technology Officer, and Michiel Berger, Nedstat’s co-founder and Chief Innovations Officer, will join comScore in senior strategy and technology roles.
comScore believes that the Nedstat acquisition will contribute approximately $4 million of additional revenue for the remainder of 2010. comScore anticipates that due to transaction-related expenses and transaction-related accounting adjustments the transaction will be dilutive to 2010 GAAP and non-GAAP net income, but accretive to quarterly GAAP and non-GAAP net income within the first half of 2011.
Clients Voice Support
“With today’s fast paced and complex digital media landscape, it is crucial for an International media group like Eurosport to have a global source of digital market intelligence providing analytics, audience measurement, insight into consumer behavior and socio-demographic characteristics on Internet, online video, mobile and tablet usage. Joining Nedstat’s analytic solution with comScore’s Unified Digital Measurement platform is a very positive development. The benefit for Eurosport of having one single service provider will be twofold: we will have all the information we need about consumer behaviour on our digital platforms and at the same time the analytics needed to optimize the performance of our clients’ advertising campaigns.”
•	Pierre-Emmanuel Ferrand, Head of Programmes Marketing and Research, Eurosport
“Sound data and analytics are the lifeblood of any digital business and we support any efforts in our industry to bring the various data sets into greater harmony. This will enable us to have greater confidence in the data and make better business decisions in a more timely and efficient manner.”
•	Roberto Massiff, VP of Sales, Grupo El Mercurio
comScore to Discuss Acquisition in Conference Call
comScore management will discuss today’s announcement in a conference call today, Wednesday, September 1, 2010, at 8:00 AM ET (14:00 CEST). The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 866.314.4865, Passcode 95213991
(International) 617.213.8050, Passcode 95213991
Replay Number: 888-286-8010, Passcode 91044502
(International) 617-801-6888, Passcode 91044502
Webcast (live and replay): http://ir.comscore.com/events.cfm

About Nedstat
Nedstat is a leading provider of web analytics and innovative solutions for online business optimization. Its flagship product is Sitestat™, which empowers marketers to optimize customer interactions and improve conversion by making online experiences more personalized and relevant. Its Stream Sense™ product is a frontrunner in video analytics. The Nedstat products and services help marketers improve the effectiveness and profitability of online marketing programs and optimize customer experiences and marketing spend. The customer list includes many renowned and internationally operating companies such as Electrabel, Europcar, London Stock Exchange, Panasonic, Renault, Repsol and Wolters Kluwer and many public and commercial television organizations throughout Europe such as Eurosport, France Televisions, ITV, NOS, NRK, RTL, SVT and VRT. Key accreditations by Europe’s leading independent web standards organizations such as ABC electronic, OJD, KIA and Audiweb ensure that metrics are in full compliance with leading industry standards. Nedstat was founded in 1996 and employs 125 people with offices in Amsterdam (HQ), Antwerp, Frankfurt, London, Madrid, Paris and Stockholm. Local people staff all offices, and the Nedstat products, documentation, consultancy and training are offered in local languages.
About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital marketing intelligence. comScore helps its clients better understand, leverage and profit from the rapidly evolving digital marketing landscape by providing solutions in the measurement and evaluation of online audiences, advertising effectiveness, social media, search, video, mobile, e-commerce, and a broad variety of other emerging forms of digital behavior. comScore’s capabilities are based on a global panel of approximately 2 million Internet users who have given comScore explicit permission to confidentially capture their browsing and purchase behavior. These data can also be combined with census-level Web site or telecom carrier data to provide the most comprehensive and unified measurement of digital activity. comScore’s recent acquisition of ARSgroup adds one of the industry’s most validated measurement of the persuasive power of advertising in TV and multi-media campaigns. comScore services are used by more than 1,400 clients around the world, including global leaders such as AOL, Baidu, BBC, Best Buy, Carat, Deutsche Bank, ESPN, Facebook, France Telecom, Financial Times, Fox, Microsoft, MediaCorp, Nestle, Starcom, Terra Networks, Universal McCann, Verizon Services Group, ViaMichelin and Yahoo!. For more information, please visit www.comScore.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, comScore’s expectations regarding the impact and benefits of the acquisition of Nedstat, financial or otherwise; comScore’s expectations regarding the growth, opportunities and favorability of the market for mobile enterprise and marketing products;

and comScore’s expectations as to the integration of Nedstat’s products and customer base with its existing products. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: the impact of integrating Nedstat’s business and products into comScore’s business and products; the possibility that the web analytics market does not grow and develop as expected; comScore’s ability to retain customers of Nedstat; the risk of integration difficulties with Nedstat; comScore’s ability to grow its existing customer base and develop new products; the expected strength of comScore’s business and client demand for comScore’s products; the future quality of client relationships and resulting renewal rates; expectations of customer growth; and expectations of sales growth.
For a detailed discussion of these and other risk factors, please refer to comScore’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, Annual Report on Form 10-K for the period ended December 31, 2009 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.